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                                                                   Exhibit 10.52

                    Form of Restricted Share Award Agreement
                   with President and Chief Executive Officer


                               i-STAT Corporation
                        RESTRICTED SHARE AWARD AGREEMENT
                             with William P. Moffitt


              This Restricted Share Award Agreement ("Agreement"), dated as of February 5, 1999, is between i-STAT Corporation, a Delaware corporation, having its principal place of business at 104 Windsor Center Drive, East Windsor, New Jersey 08520 (the "Company"), and William P. Moffitt ("Employee").

              In connection with, and in consideration for, services rendered and to be rendered to the Company by Employee, the Company desires to award to Employee, pursuant to the Company's Equity Incentive Plan (the "Plan"), shares of the Company's Common Stock, $.15 par value per share (the "Common Stock"). Accordingly, the Company and Employee hereby agree as follows:

              1. Employment Agreement. The award evidenced by this Agreement shall under no circumstances limit or otherwise affect the rights or obligations of Employee or the Company pursuant to that certain Employment Agreement, dated as of January 23, 1998, between the Company and Employee, as the same may be amended from time to time (the "Employment Agreement"), or otherwise affect the employment relationship between Employee and the Company. Nothing contained in the Plan or this Agreement will confer upon Employee any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of the Employment Agreement, to terminate such employment or to increase or decrease the compensation of Employee from the rate in existence at the time of the award contemplated herein.

              2. Award of Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby awards to Employee Two Hundred Fifty Thousand (250,000) shares of Common Stock (the "Award Shares").

              3. Forfeiture of Award Shares; Employee's Rights in Shares. From and after the date hereof, the Award Shares shall be subject to forfeiture by Employee as set forth below:
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              (a) Fifty thousand (50,000) of the Award Shares shall not be subject to forfeiture by Employee under any circumstance (the "Vested Shares").

              (b) All of the Award Shares other than the Vested Shares (the
                  "Unvested Shares"), shall immediately be forfeited by Employee if, prior to February 5, 2002 (the "Vesting Date"), (i) Employee voluntarily resigns his employment with the Company without Good Reason (as such term is defined in the Employment Agreement) or (ii) the Company terminates Employee's employment for Cause (as such term is defined in the Employment Agreement).

              (c) If, prior to the Vesting Date, (i) Employee dies or (ii) the
                  Company terminates Employee's employment due to Employee's Permanent Disability (as such term is defined in the Employment Agreement), then Employee shall forfeit that number of Unvested Shares which is equal to the lesser of (i) 100,000 and (ii) (A) 200,000 less (B) that number of Unvested Shares which bears the same proportion to all of the Unvested Shares as the number of days elapsed between February 5, 1999 and the date of termination of Employee's employment for the reasons stated in clauses (i) or (ii) above bears to the number of days between February 5, 1999 and the Vesting Date. Subsequent to the occurrence of either of the events set forth in clauses
                  (i) or (ii) above, any Unvested Shares which are not forfeited as provided for in this paragraph (c) shall be subject to no further risk of forfeiture.

              (d) Notwithstanding paragraphs (b) and (c) of this Section, the
                  Unvested Shares will automatically cease to be subject to forfeiture upon the earlier to occur of (i) the Vesting Date,
                  (ii) the termination by the Company of Employee's employment without Cause, (iii) the occurrence of a Change in Control (as such term is defined in the Plan) and (iv) the voluntary resignation by Employee of his employment with the Company due to a Diminution of Responsibility (as such term is defined in the Employment Agreement).

              (e) Upon the forfeiture of any of the Unvested Shares pursuant to the terms of this Section, Employee shall have no further rights whatsoever with respect to such shares.

              (f) If, prior to the Vesting Date, there is (i) any stock
                  dividend, stock split, combination or subdivision or other change in the character or amount of



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                  any of the Company's outstanding securities or (ii) any
                  consolidation, merger or sale of all or substantially all of the Company's assets, then, in such event, any and all new, substituted or additional securities to which Employee is entitled by reason of his ownership of Award Shares which, immediately prior to such event, were subject to forfeiture, will be (except to the extent any such event shall constitute a Change in Control) immediately subject to the forfeiture provisions of paragraphs (b) and (c) of this Section, and shall be included in the term "Award Shares" for purposes of this Agreement.

              (g) As long as any of Employee's Award Shares have not been forfeited pursuant to paragraphs (b) or (c) of this Section, Employee shall have, with respect to such Award Shares, voting, dividend and all other rights of a holder of Common Stock.

              (h) Certificates representing Award Shares subject to forfeiture pursuant to paragraphs (b) and (c) of this Section will be held by the Company until such Award Shares are no longer subject to forfeiture. Award Shares subject to forfeiture may not be sold, transferred, pledged or otherwise disposed of (including, but not limited to, through transfer by gift or donation).

              4. Section 83(b) Election. (a) Within thirty (30) days of the date hereof, Employee shall make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), by filing a statement meeting the requirements of Treasury Regulations Section 1.83-2 with the applicable Internal Revenue Service (the "IRS") office (with a copy to the Company) with respect to all of the Unvested Shares (the "83(b) Election").

              (b) Employee will, upon the request of the Company (and at the Company's expense), contest any action or filing of any government or governmental agency which would result in the payment by Employee of any tax liability in respect of the Award Shares. Employee shall keep the Company informed as to the status and progress of any such contest and shall consider in good faith the Company's advice in connection therewith; provided, however, that to the extent the Company has indemnified Employee with respect to such tax liability, Employee shall follow the Company's advice in connection therewith. Employee shall give the Company the opportunity to review and comment on any written submissions and to attend any proceedings in connection with the foregoing.




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              5. Loan. (a) The Company shall, in accordance with its normal policies and procedures for the payment of withholding tax, pay to the IRS and the appropriate state and local revenue authorities (collectively, the "Tax Authorities"), on behalf of Employee, an amount equal to the federal (including, without limitation, Medicare taxes), state and local income taxes (the foregoing taxes are hereinafter collectively referred to as "Income Taxes") required to be withheld in connection with the award to Employee of the Award Shares (the "Withholding Tax Amount"). On the day the Company pays the Withholding Tax Amount on behalf of Employee to the Tax Authorities, Employee shall execute an unsecured promissory note in substantially the form attached as Exhibit A hereto (the "Withholding Tax Amount Promissory Note") reflecting Employee's obligation to repay the Withholding Tax Amount to the Company (the "Withholding Tax Loan"). No later than five (5) days before Employee is obligated to pay to the Tax Authorities any additional Income Taxes with respect to the Award Shares (after taking into account any reduction in such liability based upon Employee's personal tax position) (the "Remaining Taxes"), the Company shall loan (the "Remaining Tax Loan") to Employee the full amount of the Remaining Taxes (the "Remaining Tax Amount") and Employee shall thereafter promptly pay the Remaining Tax Amount to the appropriate Tax Authorities. On the day the Company pays the Remaining Tax Amount to Employee, Employee shall execute an unsecured promissory note in substantially the form of Exhibit B hereto (the "Remaining Tax Amount Promissory Note") reflecting Employee's obligation to repay the Remaining Tax Loan to the Company. (The Withholding Tax Loan and the Remaining Tax Loan (to the extent such loan is made by the Company to Employee) are hereinafter collectively referred to as the "Loan"). In determining each of the Withholding Tax Amount and the Remaining Tax Amount, the Company will base its calculation on the information contained in the 83(b) Election made pursuant to Section 4 and Employee's federal, state and local income tax rate.

              (b) The Loan is due and payable three years from the date of the Remaining Tax Loan, if made, or, if the Remaining Tax Loan is not made, the date of the Withholding Tax Loan (the "Due Date"). Interest on each of the Withholding Tax Loan and the Remaining Tax Loan (if made by the Company) shall accrue annually at the Applicable Interest Rate (as hereinafter defined) for the month in which the Withholding Tax Loan or the Remaining Tax Loan, as the case may be, is made and shall be due and payable by Employee annually in arrears on the anniversary of the Remaining Tax Loan, or, if the Remaining Tax Loan is not made, on the anniversary of the Withholding Tax Loan. To the extent the amount of the Loan exceeds the actual Income Tax liability of Employee (after taking into account any reduction in such liability based upon Employee's personal tax position), Employee shall immediately repay such amount to the Company (plus accrued interest thereon) and the principal amount of the Loan shall be reduced accordingly. In connection with the determination of the Remaining Taxes Employee




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agrees to take reasonable actions to maximize Employee's use of available deductions and offsets with the intention of minimizing the amount of the Remaining Taxes.

              (c) "Applicable Interest Rate" for purposes of this Agreement shall mean the minimum applicable federal rate determined under Code Section 1274(d), compounded semi-annually.

              6.  Forgiveness of Loan.

              (a) Subject to paragraph (b) of this Section and to Section 7 hereof, so long as Employee is employed by the Company one-third of the outstanding principal amount of the Loan shall be forgiven by the Company on each anniversary date of the Remaining Tax Loan, or, if the Remaining Tax Loan is not made, the date of the Withholding Tax Loan.

              (b) Notwithstanding anything to the contrary contained in paragraph (a) of this Section or in Section 7 hereof, the then outstanding principal amount of the Loan, along with all accrued and unpaid interest thereon, shall be forgiven by the Company upon the earlier of (i) Employee's death, (ii) the termination by the Company of Employee's employment due to Employee's Permanent Disability, (iii) the occurrence of a Change in Control,
(iv) the voluntary resignation by Employee of his employment with the Company due to a Diminution of Responsibility and (v) the termination by the Company of Employee's employment without Cause.

              7. Acceleration of Loan. The then outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable by Employee to the Company on the date which is 180 days following the earlier of (i) Employee's voluntary resignation from the Company without Good Reason prior to the Due Date and (ii) the termination of Employee's employment by the Company for Cause. Upon the occurrence of either of the events set forth in clauses (i) or (ii) of the preceding sentence, Section 6(a) shall immediately be void and of no further force or effect.

              8. Exercise of Options; Payment to the Company.

              (a) From and after the date of the Withholding Tax Loan, but subject to the limitation set forth in paragraph (b) of this Section, Employee covenants and agrees that Employee shall pay to the Company any amounts realized by Employee in connection with the exercise of the Designated Options (as hereinafter defined) and the sale of the securities underlying such Options (the "Covered Securities"), net of any Income Taxes and brokerage commissions payable by Employee in connection therewith (the "Option



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Profits"). Employee shall pay the Option Profits to the Company within ten (10)
business days after the sale of any Covered Security. For purposes only of this
Section 8, the Income Taxes payable in connection with the sale of a Covered Security shall be deemed to be equal to 42% of the proceeds payable to Employee from such sale.

              (b) To the extent that either the Withholding Tax Loan or the Remaining Tax Loan is still outstanding at the time when Employee pays any Option Profits to the Company, the Company shall apply the Option Profits equally to the remaining outstanding principal amounts and accrued and unpaid interest due under such loans. If only one of such loans is outstanding at the time of such a distribution, the Company shall apply all of such Option Profits to the outstanding principal amount and the accrued and unpaid interest due under such loan. Any Option Profits received by the Company and applied to the Withholding Tax Loan and/or the Remaining Tax Loan, as the case may be, shall be applied first to any outstanding principal amounts due under such loan(s) and next to any accrued and unpaid interest due thereon. If the Withholding Tax Loan and/or for the Remaining Tax Loan, as the case may be, have been forgiven as provided in Section 6 hereof, the Company and Employee shall consult and determine the appropriate manner in which to treat such distribution by Employee to the Company of any Option Profits.

              (c) The obligations of Employee pursuant to this Section 8 shall remain in full force and effect until the payment by Employee to the Company of Option Profits equal to the original principal amount of the Loan, together with any then accrued and unpaid interest thereon (the "Option Profits Obligation") and whether or not the Loan shall have been forgiven in accordance with Section 6 hereof. Notwithstanding anything to the contrary contained in this Agreement, if after the Option Profits Obligation has been satisfied there are still Designated Options which have not been exercised, Employee shall be entitled to retain such Designated Options, to exercise such Options in accordance with their terms, and to retain any profits generated by the sale of the securities underlying such Options for his own account.

              (d) "Designated Options" for purposes of this Agreement shall mean those stock options previously granted to Employee by the Company and which are designated on the books and records of the Company as option numbers 002652, 001463, 002149, 002644, 001167, 001146, 001218, 000560 and 000619. Employee and
the Company acknowledge and agree that the Designated Options in the aggregate represent the right of Employee to purchase up to 161,757 shares of Common Stock, and that the latest date on which any such option can be exercised is January 23, 2008.




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\              9.  Gross-Up.

              (a) To the extent that all or any portion of the Loan is forgiven by the Company as provided in Section 6 and Employee is obligated to pay any Income Taxes as a result thereof, the Company shall pay to Employee, or on behalf of Employee, as the case may be, the sum of (i) all Income Taxes due by Employee as a result of the forgiveness of such Loan, plus (ii) an amount equal to any and all Income Taxes paid or required to be paid with respect to the receipt of the amount set forth in clause (i) above (including, without limitation, any taxes on such additional amount). It is the intention of the parties hereto that the Company will pay on behalf of Employee any withholding tax due in connection with the forgiveness of all or any portion of the Loan and that the Company will pay to Employee any out-of-pocket tax liability Employee experiences in connection with the forgiveness of the Loan. Any amounts payable by the Company to Employee pursuant to this Section 9 shall be paid no later than five (5) business days before Employee is obligated to pay any taxes to the Tax Authorities. The amounts payable to, or on behalf of Employee by the Company pursuant to this Section 9 shall be in addition to, and not in limitation of, the amounts payable to, or on behalf of Employee by the Company pursuant to
Section 17 hereof.

              (b) To the extent that any additional Income Taxes (other than the Withholding Tax Amount and the Remaining Tax Amount) are due and payable by Employee in connection with the award contemplated by this Agreement, the Company shall pay to Employee an amount, so that on an after-tax basis, Employee will be in no different position than if no additional taxes were due with respect to the Award Shares.

              10. Manner of Payment. (a) Any payment required to be made by Employee hereunder or pursuant to the Promissory Note may be made by Employee in funds constituting lawful money of the United States of America or, at the election of Employee, in shares of Common Stock. If Employee makes any payment with shares of Common Stock, the Market Value (as hereinafter defined) of the Common Stock as of the close of business on the business day immediately preceding the payment date shall be used to determine the number of shares of Common Stock which will be necessary to make such payment. Title to all shares of Common Stock used to make any payment hereunder shall be transferred free and clear of liens and encumbrances, and Employee shall make representations and warranties to that effect which are reasonably acceptable to the Company.

              (b) "Market Value" for purposes of this Agreement and of the Promissory Note shall mean as of any date (the "Value Date") the average closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation



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System ("NASDAQ") or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, for the thirty trading days immediately prior to the Value Date for which a closing price is available. If the Common Stock is not reported on the NASDAQ or listed on any stock exchange, then "Market Value" shall be determined in good faith by the Company's Board of Directors.

              11. Representations of Employee. Employee represents, warrants and covenants that:

              (a) The Award Shares are being acquired by Employee for his own account, for investment only and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act of 1933, as amended (the "Securities Act") or any rule or regulation thereunder; and

              (b) Employee understands that (i) the Award Shares currently are not, and in the future may not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act;
(ii) the Award Shares cannot be sold, transferred or otherwise disposed of unless they are registered under the Securities Act or an exemption from registration is then available; and (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one (1) year and even then will not be available unless a public market then exists for the Common Stock of the Company, adequate information concerning the Company is then available to the public, and the other terms and conditions of Rule 144 are complied with.

              12. Tax Consequences. Employee hereby represents that prior to or on the date hereof, Employee has been advised of the tax consequences to Employee of receiving the Award Shares and has obtained appropriate legal or tax advice with respect thereto.

              13. Legends. Stock certificates representing the Award Shares may bear legends reflecting such restrictions as the Company deems appropriate and in its best interests in accordance with the terms and conditions of this Agreement. In such event, the Company may refuse to transfer ownership of the Award Shares on its corporate record books until Employee has complied with such restrictions.

              14. Non-transferability of Award Agreement. This Agreement is personal and no rights hereunder may be transferred, assigned, pledged or hypothecated by Employee in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt by Employee to transfer, assign, pledge, hypothecate or otherwise dispose of his rights under this Agreement contrary to the provisions hereof, or upon the levy of any attachment or similar process



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upon such rights, any such rights shall, at the election of the Company, become null and void.

              15.  Delivery of Award Shares.  Subject to the terms set forth in
Section 3(h) hereof, the Company will make prompt delivery to Employee of the Award Shares, provided that if any law or regulation requires the Company to take any action with respect to such Award Shares before the issuance thereof, then the date of delivery of such Award Shares will be extended for the period necessary to complete such action. No Award Shares will be issued and delivered unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing or quotation requirements of any exchange or quotation system on which stock of the same class is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery shall have been fully complied with.

              16. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

              17. Golden Parachute Excise Tax. To the extent that, as a result of a Change in Control, (A) the Unvested Shares are no longer subject to a risk of forfeiture as provided in Section 3 hereof and (B) the Loan is forgiven as provided in Section 6 hereof, the Company shall pay to Employee an amount equal to (i) any excise tax imposed by Section 4999 of the Code on any portion of the value accruing to Employee in connection with (A) and (B) above plus (ii) any other taxes imposed by the Code or under state or local law on the payments provided for in this Section 17. The amount of the taxes provided for in clauses
(i) and (ii) of the immediately preceding sentence shall be determined by PricewaterhouseCoopers or another national accounting firm selected by the Company. The provisions of this Section 17 are intended to be complimentary to
Section 7 of the Employment Agreement and any rights or obligations of the Company and Employee pursuant to this Section 17 shall be subject to and governed by the terms and conditions set forth in Section 7 of the Employment Agreement. To the extent that Employee, as a result of a Change in Control, becomes entitled to the Unvested Shares and the Loan (plus accrued interest) is forgiven, Employee shall be entitled to all of the benefits provided by Section 7 of the Employment Agreement. Any amounts payable by the Company to Employee pursuant to this Section 17 shall be paid to Employee no later five (5) business days before Employee is obligated to pay any taxes to the Tax




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Authorities. The amounts payable to Employee by the Company pursuant to this
Section 17 shall be in addition to, and not in limitation of, the amounts payable to, or on behalf of Employee by the Company pursuant to Section 9 hereof.

              18. Miscellaneous; Notices.

              (a) This Agreement and any instrument delivered pursuant to this Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules thereof. Each party hereto submits to the venue and jurisdiction of the State courts of New Jersey as the sole and exclusive forum for any disputes arising under this Agreement, and further agrees that, in the event of any action or suit as to any disputes arising under this Agreement between the parties, service of any process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein and a party's refusal to accept any such notice shall be equivalent to service. The parties hereby waive, to the fullest extent that each may effectively do so, all objections that such party may now or may hereafter acquire to, or any right or immunity on the grounds of, venue, the inconvenience of the forum or jurisdiction of such State courts.

              (b) This Agreement shall extend to, be binding upon and inure to the benefit of Employee and his legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 14 with respect to transfer of this Agreement or any rights hereunder), and upon the Company and its successors and assigns, regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

              (c) This Agreement and the Plan contain the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement will be valid unless in writing and signed by both parties.

              (d) No value deemed to be received by Employee as a result of the award of Award Shares hereunder will constitute "earnings" with respect to which any other employee benefits of Employee are determined.

              (e) The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

              (f) All notices pursuant to this Agreement will be in writing and will be sent by personal delivery or by prepaid registered or certified mail, return receipt requested,




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addressed to the parties hereto at the addresses set forth beneath their names on the signature page hereto or to such other addresses as may hereafter be specified by like notice in writing by either of the parties, and will be deemed given upon receipt if by personal delivery or upon mailing if sent by registered or certified mail. Copies of all notices shall be sent to: Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901,
Attention: Esteban A. Ferrer, Esq.

              (g) The headings of the sections of this Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

              (h) This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.


                       [SIGNATURE PAGE FOLLOWS THIS PAGE]



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              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                    i-STAT CORPORATION


                                    By:______________________________
                                          Name:  J. Robert Buchanan, M.D.
                                          Title:    Chairman of the Board

                                    Address:

                                    104 Windsor Center Drive
                                    East Windsor, NJ  08520



                             Employee's Acceptance:

              The undersigned hereby accepts the foregoing Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Equity Incentive Plan.

                                   Employee


                                   --------------------------------
                                   Name:  William P. Moffitt

                                   Address:

                                   412 Ramsey Road
                                   Yardley, Pennsylvania  19067




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